Exhibit 99.1

SRx Health Solutions and EMJX Issue Letter to Shareholders from Eric M. Jackson

EMJ Crypto Technologies (EMJX) Founder and CEO Mr. Jackson provides update on operational progress and timing of proposed merger between SRx Health Solutions and EMJX

NORTH PALM BEACH, FL — April 17, 2026 — SRx Health Solutions, Inc. (NYSE American: SRXH) (the “Company”) and EMJ Crypto Technologies (“EMJX”), a digital-asset treasury operating platform with which the Company has entered into a definitive merger agreement, today released a letter to shareholders providing an update on the proposed transaction from Eric. M. Jackson, the creator of the EMJX platform. Mr. Jackson will be appointed as an officer of the Company’s EMJC subsidiary following the merger.

Dear Shareholders,

I wanted to take this opportunity to provide an update on our latest progress and the merger agreement between the Company and EMJX. As most of you are aware, the Company entered into a definitive agreement to acquire EMJX, the next-generation (“Gen2”) digital-asset treasury platform I founded.

I have spent over 20 years in public markets, most recently running EMJ Capital, with a PhD in Management from Columbia Business School. I can sincerely say I am excited about the opportunity we have with this transaction to drive value for shareholders.

Operational Progress in 2026

Since announcing this merger in December 2025, we’ve made substantial operational progress. First, we deployed $18 million into our second-generation digital asset treasury hedging strategy, delivering a 5.69% return in March 2026 compared to a 4.98% decline in the S&P 500 index amid ongoing global uncertainty. This amounts to a 10.67% outperformance over the S&P 500 during this period. Through mid-April, we achieved approximate gains of 3.5% and 8% in our hedging pool and long treasury investment holdings, respectively. Second, we’ve been engaging in business development and market education discussions across the U.S. investment community and businesses, showcasing the institutional capabilities of our platform.

These past few months have laid the groundwork for EMJX’s future. We’ve proven out our operating system, which applies quantitative models, artificial intelligence, and systematic risk controls to multi-asset digital treasury management. We believe this Gen2 framework reflects the continued maturation of digital-asset treasuries toward more disciplined, institutional-grade capital management models.

What we have brought to market is structurally different to what we have typically seen in history: Gen1 treasury approaches that rely on price appreciation of a single asset and typically lack systematic risk management, exposing shareholders to significant drawdowns and dilution during adverse market conditions. In contrast, our Gen2 approach is structured as a platform that governs how capital is allocated, hedged, and reinvested across market cycles, rather than functioning as a passive balance sheet tracking asset values. This distinction is important because for EMJX, we have spent a lot of time focusing on governance and rules to build a system based on intelligence. In essence, EMJX is a treasury operating system - not a fund, nor crypto fund, nor a hedge fund, but something built to last.

As we look forward, we have been focused on expanded treasury deployment to areas we believe have high growth potential. Just yesterday, the Company announced it had acquired shares in the open market of Compass Inc. and increased its investment in Opendoor Technologies Inc.

Update on Timing

I understand that complex corporate transactions like this can create uncertainty, but I want to reiterate my confidence in this deal and its ability to propel our business and deliver long-term shareholder value.

This week, the Company filed a registration statement on Form S-4 with the SEC for this important transaction. SRXH’s Board of Directors and EMJX are committed to maximizing shareholder value through this transaction and structuring the post-merged company in a way that best aligns with all shareholders. Now that the S-4 is filed, we will undergo a regulatory review period – a typical process for this type of transaction – and, pending approval, we will then be cleared to close. We are following the clear process as laid out by the SEC, but hope to conclude this as soon as possible.

Upon completion, the EMJX platform will operate through a wholly-owned subsidiary of the Company. As Founder of EMJX, I am proud of the performance that it is delivering so far and I am thrilled to show what we can do in the future.

To close, I want to thank you, as shareholders, for your continued support and patience. We look forward to providing further updates in the future.

Regards,

Eric. M. Jackson

EMJX Founder & Chief Executive Officer

Additional Information and Where to Find It

In connection with the proposed transaction between the Company has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the common stock to be issued in connection with the proposed transaction. The Registration Statement includes an information statement of the Company and a prospectus of the Company (the “Information Statement/Prospectus”), and each of EMJX and the Company may file with the SEC other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, the definitive Information Statement/Prospectus will be sent to the stockholders This is not a substitute for the Registration Statement, the Information Statement/Prospectus or any other relevant documents that EMJX or the Company has filed or will file with the SEC. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY AND ENTIRELY READ THE REGISTRATION STATEMENT AND INFORMATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EMJX, THE COMPANY, THE PROPOSED TRANSACTION, AND RELATED MATTERS. A copy of the Registration Statement, Information Statement/Prospectus, as well as other relevant documents filed by EMJX and the Company with the SEC, may be obtained free of charge, when they become available, at the SEC’s website at www.sec.gov. The information on EMJX’s or the Company’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or the solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or in a transaction exempt from the registration requirements of the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “expect,” “intend,” “aim,” “plan,” “may,” “could,” “target,” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, but are not limited to, the ability to complete the proposed transaction, shareholder approvals, market conditions, regulatory considerations, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update them, except as required by law.

Company Contact

SRx Health Solutions, Inc.

Kent Cunningham, Chief Executive Officer

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

212-896-1254

valter@kcsa.com